Exhibit 99.1

Peter Orthwein To Step Down As Executive Chairman And Assume Role Of Chairman Emeritus At Thor Industries

ELKHART, Ind., July 15, 2019 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) announced today that as part of the Board of Directors' strategic succession plan, Peter Orthwein, Thor Industries' co-founder and Executive Chairman, has informed the Board of Directors that he will step down as Executive Chairman effective at the Company's Fiscal Year end, July 31, 2019. As part of the transition, the Board of Directors has named Mr. Orthwein Chairman Emeritus effective as of the date of his transition from Executive Chairman. Mr. Orthwein will remain an active member of the Board. The Company will announce its new Chairman before the end of its Fiscal Year.

"It has been a tremendous privilege to be part of Thor's growth and to deliver results for our shareholders over the course of the last 39 years," said Peter Orthwein, Executive Chairman of Thor. "I am thankful to my colleagues at Thor and to the many people I have encountered in our great industry. As I transition into my new role as Chairman Emeritus, I have great confidence in the future of Thor and our industry."

Mr. Orthwein and Wade Thompson created Thor in 1980 with the acquisition of the then struggling and unprofitable company, Airstream. Driven by its strong record of performance, and its founders' passionate appetite for growth, the Company went public in 1984. Since the Company's inception, Mr. Orthwein has acted as the primary architect of Thor's strategic growth strategy. From its meager beginnings owning Airstream, a company that ultimately became the iconic brand in the RV industry, Thor and its shareholders have benefitted greatly from Mr. Orthwein's guidance. Thor is one of a select few publicly traded companies that has been in existence for nearly forty years and can boast profitability in each of its years.

Mr. Orthwein has served the Company in various roles including Chief Executive Officer and Chairman. The strategy employed by him and co-founder Thompson revolutionized an inefficient, fragmented industry. A true industry champion, Mr. Orthwein consistently exhibits great respect for Thor's competitors and the industry's leaders. A member of the industry's Hall of Fame, Mr. Orthwein's experience provides a unique and valuable understanding of the RV industry and its evolving market and he will continue to be an important, strategic member of the Board.

In a unified statement, Thor's executive management team consisting of Bob Martin (CEO), Colleen Zuhl (Sr. VP and CFO), Todd Woelfer (Sr. VP and GC), and Ken Julian (Sr. VP and HR) recognized Mr. Orthwein, "Peter has been the heart and soul and architect of Thor's growth strategy since its inception. He was the central figure in establishing our team in 2012 when our sales were $3.3 billion and Net Before Tax earnings were $180 million. Today, Thor is a Fortune 500 company with revenue of $8.3 billion and Net Before Tax earnings of $633 million in Fiscal 2018, its most recently completed fiscal year. Since that fiscal year end, Thor has acquired one of Europe's largest RV manufacturers, the Erwin Hymer Group in another acquisition in which Mr. Orthwein was instrumental. Today, Thor's family of companies employs nearly 25,000 employee-partners across the US and Europe.

Peter's skillful mentorship, notable financial experience, and industry knowledge have been a guiding force behind Thor's successful run, including our growth since we took over as a team in 2012 through our last ended Fiscal Year (2018), a period during which we have averaged 23% annual growth in both revenue and Net Income Before Tax. As Executive Chairman, he listened to and provided consistent invaluable guidance to our team. Importantly, anyone who knows Peter recognizes that in addition to his business acumen, he is an incredible person who is as modest and thoughtful of others as he is talented. There should be no misunderstanding of the value that Peter has driven to our Company for our Shareholders as it has, to this date, been immense. His continued role as a Board Member is incredibly important to us. He brings an industry experience driven point of view to our Board that no one else can, which will provide essential context as we move forward. We look forward to the next chapter with Peter playing an integral part of our continued success."

ABOUT THOR INDUSTRIES
Thor is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of RVs. For more information, please visit: https://www.thorindustries.com/.

Forward Looking Statements
This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed or announced transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products and services; consumer preferences; the ability to efficiently utilize production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions; the impact of changing emissions standards in the various jurisdictions in which our products are sold; and changes to investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE ("EHG") include risks regarding the potential benefits of the acquisition and the anticipated operating synergies, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG's business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2018 and Part II, Item 1A of our quarterly reports on Form 10-Q for the periods ended January 31, 2019 and April 30, 2019.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Investor Relations:
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912